As filed with the Securities and Exchange Commission on September 14, 1998

                                               Registration No. ________________

--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933


                               BRUSH WELLMAN INC.
             (Exact Name of Registrant as Specified in Its Charter)

                  OHIO                                                                  34-0119320
      (State or Other Jurisdiction                                         (I.R.S. Employer Identification No.)
    of Incorporation or Organization)

                  17876 St. Clair Avenue, Cleveland, Ohio 44110
           (Address of Principal Executive Offices Including Zip Code)

                  BRUSH WELLMAN INC. 1997 STOCK INCENTIVE PLAN
                           FOR NON-EMPLOYEE DIRECTORS
                            (Full Title of the Plan)

                               Michael C. Hasychak
                             Secretary and Treasurer
                               Brush Wellman Inc.
                             17876 St. Clair Avenue
                              Cleveland, Ohio 44110
                     (Name and Address of Agent For Service)
                                 (216) 486-4200
          (Telephone Number, Including Area Code, of Agent For Service)

                         CALCULATION OF REGISTRATION FEE

-------------------------- ------------------------ ------------------------ ------------------------ ----------------------

Title of                   Amount to be             Proposed Maxi-           Proposed Maxi-           Amount of
Securities to              Registered (1)           mum Offering             mum Aggregate            Registration
be Registered                                       Price Per Share (2)      Offering Price (2)       Fee
-------------------------- ------------------------ ------------------------ ------------------------ ----------------------
Common Shares, par value
of $1 per share            50,000                     $ 14.75                  $ 737,500                $ 217.56

-------------------------- ------------------------ ------------------------ ------------------------ ----------------------

(1) Pursuant to Rule 416 of the Securities Act of 1933 (the "Securities Act"), this Registration Statement also covers such additional Common Shares of the par value of $1 per share ("Common Shares"), as may become issuable pursuant to the anti-dilution provisions of the Brush Wellman Inc. 1997 Stock Incentive Plan for Non-Employee Directors (the "Plan").

(2) Estimated solely for calculating the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 of the General Rules and Regulations under the Securities Act, on the basis of the average of the high and low sale prices of such securities on the New York Stock Exchange on September 10, 1998, within five business days prior to filing.



                         Exhibit Index Appears on Page 5


                               Page 1 of 5 Pages

                                     Part II

Item 3.  Incorporation of Documents by Reference
         ---------------------------------------

         The following documents previously filed by Brush Wellman Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference: the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997; the Registrant's Quarterly Reports on Form 10-Q for the quarters ended April 3, 1998 and July 3, 1998; the description of Common Stock contained in the Registrant's Form 10 Registration Statement, File No. 1-7006, and all amendments and reports filed for the purpose of updating that description, and the Current Report on Form 8-K dated July 27, 1998.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities and Exchange Act of 1934 (the "Exchange Act") prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be part hereof from the date of filing of such documents.


Item 6.  Indemnification of Directors and Officers
         -----------------------------------------

         Article IV of the Registrant's Regulations, as amended April 27, 1993 (filed as Exhibit (3b) to Registrant's Form 10-K Annual Report for the year ended December 31, 1994), is incorporated herein by reference.

         Reference is made to Section 1701.13(E) of the Ohio Revised Code relating to the indemnification of directors and officers of an Ohio corporation.

         The Registrant maintains insurance on behalf of any person who is or was a director or officer against any loss arising from any claim asserted against him in any such capacity, subject to certain exclusions. The Registrant also maintains fiduciary liability insurance on behalf of any person involved in the management or administration of any employee benefit plan maintained by the Registrant.

         Pursuant to the approval of the Board of Directors on February 28, 1989 and of its shareholders on April 25, 1989, the Registrant has entered into, or will enter into, Indemnification Agreements with (a) each Director of the Registrant and (b) such officers, employees and agents of the Registrant as may be designated by the Board of Directors from time to time, as discussed in pages 16 through 18 of the Registrant's Proxy Statement dated March 10, 1989 for its annual meeting held on April 25, 1989 (which discussion is incorporated herein by reference).


Item 8.  Exhibits
         --------

         4(a) Second Amended and Restated Articles of Incorporation of the Registrant (filed as Exhibit 3(a) to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1997 and incorporated herein by reference).

         4(b) Regulations of the Registrant (filed as Exhibit 3(b) to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1994 and incorporated herein by reference).

         4(c) Rights Agreement between the Registrant and National City Bank, N.A., dated January 27, 1998 (filed as Exhibit 4(d) to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1997 and incorporated herein by reference).

         4(d) Brush Wellman Inc. 1997 Stock Incentive Plan for Non-Employee Directors (filed as Exhibit B to the Registrant's Proxy Statement dated March 16, 1998, Commission File No. 1-7006, and incorporated herein by reference).

         5        Opinion of Counsel.

         23(a)    Consent of Independent Auditors.


                               Page 2 of 5 Pages

         23(b)    Consent of Counsel (included in Exhibit 5).

         24       Power of Attorney.


Item 9.  Undertakings
         ------------

         A.       The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraph
(A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement, relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. The undersigned Registrant hereby undertakes that, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on September 14, 1998.

                                    BRUSH WELLMAN INC.


                                By: /s/ Michael C. Hasychak
                                    --------------------------------------------
                                    Michael C. Hasychak, Secretary and Treasurer


                               Page 3 of 5 Pages

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               Signature                                      Title                                   Date
               ---------                                      -----                                   ----

       *                                    Chairman of the Board, President, Chief            September 14, 1998
--------------------------------------
Gordon D. Harnett                           Executive Officer and Director
                                            (principal executive officer)


       *                                    Vice President and Chief Financial                 September 14, 1998
--------------------------------------
Carl Cramer                                 Officer (principal financial and
                                            accounting officer)


        *                                   Director                                           September 14, 1998
--------------------------------------
Albert C. Bersticker


        *                                   Director                                           September 14, 1998
--------------------------------------
Charles F. Brush, III


        *                                   Director                                           September 14, 1998
--------------------------------------
David L. Burner


        *                                   Director                                           September 14, 1998
--------------------------------------
Joseph P. Keithley


                                            Director                                           September 14, 1998
--------------------------------------
William P. Madar


                                            Director                                           September 14, 1998
--------------------------------------
Robert M. McInnes


        *                                   Director                                           September 14, 1998
--------------------------------------
William R. Robertson


       *                                    Director                                           September 14, 1998
--------------------------------------
John Sherwin, Jr.

         * Michael C. Hasychak, the undersigned attorney-in-fact, by signing his name hereto, does hereby sign and execute this Registration Statement on behalf of the above indicated officers and directors thereof (constituting a majority of the directors) pursuant to a power of attorney filed with the Securities and Exchange Commission.


September 14, 1998                    By:  /s/  Michael C. Hasychak
                                           -------------------------------------
                                           Michael C. Hasychak, Attorney-in-Fact


                               Page 4 of 5 Pages

                                  EXHIBIT INDEX
                                  -------------


         4(a) Second Amended and Restated Articles of Incorporation of the Registrant (filed as Exhibit 3(a) to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1997 and incorporated herein by reference).

         4(b) Regulations of the Registrant (filed as Exhibit 3(b) to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1994 and incorporated herein by reference).

         4(c) Rights Agreement between the Registrant and National City Bank, N.A., dated January 27, 1998 (filed as Exhibit 4(d) to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1997 and incorporated herein by reference).

         4(d) Brush Wellman Inc. 1997 Stock Incentive Plan for Non-Employee Directors (filed as Exhibit B to the Registrant's Proxy Statement dated March 16, 1998, Commission File No. 1-7006, and incorporated herein by reference).

         5        Opinion of Counsel.

         23(a)    Consent of Independent Auditors.

         23(b)    Consent of Counsel (included in Exhibit 5).

         24       Power of Attorney.



                               Page 5 of 5 Pages